SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549




                                  FORM 8-K



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  June 6, 1997




                 JMB MORTGAGE PTNRS, LTD LIQUIDATING TRUST *
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)




     Illinois                      2-79095                   36-3198533
-------------------            --------------           --------------------
(State or other)                 (Commission            (IRS Employer
 Jurisdiction of                File Number)             Identification No.)
 Organization



            900 N. Michigan Avenue, Chicago, Illinois  60611-1575
            -----------------------------------------------------
                   (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
     -------------------------------------------------------------------


* JMB Mortgage Ptnrs, Ltd Liquidating Trust is the transferee of the remaining funds of JMB Mortgage Partners, Ltd. and files reports under JMB Mortgage Partners, Ltd.'s Commission File Number.





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ITEM 5. OTHER EVENTS

     JMB Mortgage Ptnrs, Ltd Liquidating Trust (the "Registrant") is filing the information below in accordance with the relief from certain reporting requirements imposed under the Exchange Act granted to the Registrant in a no-action letter dated April 24, 1997 from the Office of Chief Counsel, Division of Corporation Finance, of the U.S. Securities and Exchange Commission.

     On June 6, 1997, the Registrant commenced proceedings to determine a final liquidating cash distribution to be effective as of June 12, 1997, and initiated dissolution proceedings under the terms of the Trust Agreement.


ITEM 8.  CHANGE IN FISCAL YEAR

     On June 6, 1997, the Registrant changed its fiscal year to June 12, 1997, the date of dissolution, from a December 31 fiscal year used in the most recent filing by its predecessor, JMB Mortgage Partners, Ltd. A final Form 10-K will be filed covering this final period within ninety days of such date.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        JMB MORTGAGE PTNRS, LTD LIQUIDATING TRUST



                              By:  GAILEN J. HULL
                                   Gailen J. Hull
                                   Senior Vice President and
                                   Principal Accounting Officer




Date:  June 18, 1997



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                  JMB MORTGAGE PTNRS, LTD LIQUIDATING TRUST
                          900 North Michigan Avenue
                           Chicago, Illinois 60611
                                312/915-1987



                                                          June 12, 1997

Dear Investor:

Enclosed is your final cash distribution check in the amount of $6.26 per Interest. This distribution takes into account the remaining reserves and the expenses of terminating the Liquidating Trust. With this distribution, the Liquidating Trust has no remaining assets and will be terminated. As you may recall, it was estimated that the liquidating distribution would be approximately $6 per original $1,000 Interest. As previously reported, in November 1996, JMB Mortgage Partners, Ltd. sold its last remaining real estate asset, the Spring Hill Fashion Center. As a result, we liquidated the Partnership and established a liquidating trust to pay any residual liabilities the Partnership may have had, including liability with respect to the representations and warranties given in conjunction with the sale of the property. The stipulated survival period for the representations and warranties ended on May 13, 1997, and no claims for any of the representations or warranties have been received. A final report on the Liquidating Trust and the disposition of its assets will be sent to Investors within the next few weeks.

It is currently expected that each Investor will report portfolio income of approximately $.10 per Interest and portfolio deductions of approximately $1.75 per Interest. It is important to note these figures are only estimates. This information has been provided solely to facilitate your own tax planning. The actual tax information from the Liquidating Trust as finally calculated will be furnished to each Investor on a statement in December 1997 for use in preparing your 1997 income tax returns. The tax liability of each Investor will depend upon each Investor's own tax situation.

Please do not hesitate to contact us if you have any questions regarding your investment in the Liquidating Trust or if we can be of further assistance.


                                   Very truly yours,

                                   JMB MORTGAGE PTNRS, LTD
                                   LIQUIDATING TRUST